Exhibit 4(a)(2)

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

2,990,000 Shares

8 1/2% Series A Cumulative Redeemable Preferred Stock (par value $.01)
(Liquidation Preference $25.00 per share)
of Koger Equity, Inc.

     Koger Equity, Inc., a Florida Corporation (the “Company”), hereby certifies that The Depository Trust Company (DTC) or registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable securities of the Company designated the 8 1/2% Series A Cumulative Redeemable Preferred Stock (par value $0.01) (Liquidation Preference $25.00 per share) (the “Preferred Stock”). The shares of Preferred Stock are transferable on the books and records of the Company’s Transfer Agent and Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby shall in all respects be subject to the provisions of the Articles of Amendment, dated September 10, 2003 to the Amended and Restated Articles of Incorporation, dated May 18, 2000, as the same may be amended from time to time (the “Articles of Amendment”). Capitalized terms used herein but not defined shall have the meaning given them in the Articles of Amendment . The Company will provide a copy of the Articles of Amendment to any record or beneficial owner of the Preferred Stock without charge upon written request to the Company at its principal place of business.

     Reference is hereby made to the Articles of Amendment, which shall for all purposes have the same effect as if set forth at this place.

     Upon receipt of this certificate, the Holder is bound by the Articles of Amendment and is entitled to the benefits and limitations hereunder and thereunder.

     Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, these shares of Preferred Stock shall not be entitled to any benefit under the Articles of Amendment or be valid or obligatory for any purposes.

IN WITNESS WHEREOF, Koger Equity, Inc. has executed this certificate this 10th day of September, 2003.

KOGER EQUITY, INC.

By: /s/ Victor A. Hughes

Chairman of the Board

By: /s/ Steven A. Abney

Chief Accounting Officer

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

     This is a certificate representing shares of 8 1/2% Series A Cumulative Redeemable Preferred Stock referred to in the within mentioned Articles of Amendment.

     Date:

Wells Fargo Bank Minnesota, N.A.

By: /s/ Claudine Anderson

Claudine Anderson Authorized Signatory

REVERSE OF SECURITY

     As required under Florida law, the Company shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights, preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Company so far as they have been fixed and determined.

ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

     (Insert assignee’s social security or tax identification number)

     (Insert address and zip code of assignee)

and irrevocably appoints:      , agent to transfer the shares of Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

     Date:

Signature:

(Sign exactly as your name appears on the 8 1/2% Series
A Cumulative Redeemable Preferred Stock Certificate)

Signature Guarantee:1

1 Signature must be guaranteed by and “eligible guarantor institution” that is, a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent and Registrar, which requirements include membership in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent and Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.